UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2019 (February 1, 2019)
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, the independent members of the Board of Directors (the "Board") of National Instruments Corporation (the "Company"), upon the recommendation of the Compensation Committee of the Board (the "Committee"), approved the compensation of the Company's Chief Executive Officer, Alex M. Davern.  The compensation amounts were approved following a review of the Company's compensation program for executives utilizing the services of an independent compensation consultant. As a result of this review, the Board approved an annual base salary of $775,754 and a target bonus level of 100% of such annual base salary under the Company's Annual Incentive Program for Mr. Davern, to be effective from January 1, 2019.   The Board also approved an equity award for Mr. Davern consisting of a combination of 53,000 service-based restricted stock units ("RSUs"), which will vest over time, and a target number of 53,000 performance-based restricted stock units ("PRSUs") that will vest based on the Company's achievement of long-term performance goals.  The RSUs are scheduled to vest in three equal annual installments, with the first installment vesting on May 1, 2020, and the PRSUs are scheduled to vest, if at all, based on relative total shareholder return, in each case subject to Mr. Davern's continuous service through each vesting date.  Under the terms of the award agreement governing the PRSUs, the number of underlying shares of the Company's common stock that Mr. Davern is ultimately entitled to receive at the time of vesting ranges from 0% to 200% of the target number of PRSUs granted, subject to how the Company's total shareholder return ranks in comparison to companies that comprise the Russell 2000 Index over a performance period consisting of the three years ended December 31, 2021.

The RSUs and PRSUs described above were granted under the Company's 2015 Equity Incentive Plan and pursuant to a form of Restricted Stock Unit Award Agreement (Time-Based and Performance-Based) previously approved by the Committee.  The foregoing description of the RSUs, PRSUs and such award agreement are qualified in their entirety by reference to the form of such agreement filed as Exhibit 10.1 to the Company's current report on Form 8-K filed on January 28, 2019 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ Alex M. Davern
Name: Alex M. Davern Title: Chief Executive Officer

Date:  February 1, 2019